Exhibit 23.1 Consent of KBA Group LLP

Consent of Independent Registered Public Accounting Firm

We consent to the use in this post-effective amendment to Registration Statement on Form S-1 of our report dated March 30, 2009 relating to the consolidated financial statements of Terra Nova Financial Group, Inc. for the year ended December 31, 2008, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ KBA GROUP LLP
Dallas, Texas
May 5, 2009